                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES

Name                                                Jurisdiction of Organization

Aeromet America, Inc.                                         Washington

Balo Precision Parts, Inc.                                    Washington

Cashmere Manufacturing Co., Inc.                              Washington

Ceramic Devices, Inc.                                         Washington

Electronic Specialty Corporation                              Washington

Northwest Technical Industries, Inc.                          Washington

Pacific Coast Technologies, Inc.                              Washington

Seismic Safety Products, Inc.                                 Washington

Skagit Engineering & Manufacturing, Inc.                      Washington

PA&E International, Inc.                                      Washington

  Subsidiary:  Pacific A&E Limited                          United Kingdom
  ----------

     Subsidiary:    Pacific Aerospace &                     United Kingdom
     ----------     Electronics (UK) Limited

       Subsidiary:  Aeromet International PLC               United Kingdom
       ----------